Tyler Technologies, Inc. Announces Proposed Offering of
Convertible Senior Notes due 2031

•Opportunistic capital raise with proceeds used to enhance financial flexibility and fund concurrent share repurchases
•A portion of the proceeds to be used to purchase capped calls intended to offset potential dilution to Tyler’s common stock upon conversion of the Notes

PLANO, Texas (May 11, 2026) -- Tyler Technologies, Inc (NYSE: TYL) today announced its intention to offer, subject to market and other conditions, $1,000,000,000 aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private offering to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Tyler also expects to grant the initial purchasers of the Notes an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $150,000,000 aggregate principal amount of Notes.

The Notes will be senior, unsecured obligations of Tyler and will accrue interest payable semi-annually in arrears. The Notes will mature on July 15, 2031, unless earlier repurchased, redeemed or converted. Holders of the Notes will have the right to convert their Notes in certain circumstances and during specified periods. Tyler will settle conversions of the Notes either entirely in cash or in a combination of cash and shares of its common stock, at Tyler’s election. However, upon conversion of any Notes, the conversion value, which will be determined proportionately over a period of multiple trading days, will be paid in cash up to the principal amount of the Notes being converted.

The Notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Tyler’s option at any time, and from time to time, on or after July 20, 2029, and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Tyler’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Holders of the Notes will have the right to require Tyler to repurchase their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The interest rate, initial conversion rate and other terms of the Notes will be determined at the pricing of the offering.

Tyler intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Tyler expects to use up to $350 million of the net proceeds to repurchase shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected through one of the initial purchasers of the Notes or its affiliate, as Tyler’s agent, under Tyler’s share repurchase program. Tyler intends to use the remainder of the net proceeds for general corporate purposes. If the initial purchasers exercise their option to purchase additional Notes, then Tyler intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. The concurrent repurchases of shares of Tyler’s common stock described above may result in Tyler’s common stock trading at prices that are higher than would be the case in the absence of these repurchases, which may result in a higher initial conversion price for the Notes Tyler is offering.

In connection with the pricing of the Notes, Tyler expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates or one or more other financial institutions (the “Option Counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Tyler’s common stock that will initially underlie the Notes. If the initial purchasers exercise their option to purchase additional Notes, then Tyler expects to enter into additional capped call transactions with the Option Counterparties.

The capped call transactions are expected generally to reduce the potential dilution to Tyler’s common stock upon any conversion of the Notes and/or offset any potential cash payments Tyler is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes. If, however, the market price per share of Tyler’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Tyler’s common stock and/or purchase shares of Tyler’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Tyler’s common stock or the Notes at that time.

In addition, the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Tyler’s common stock and/or purchasing or selling Tyler’s common stock or other securities of Tyler in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so (x) following any conversion of the Notes, any repurchase of the Notes by Tyler on any fundamental change repurchase date or any redemption date, (y) following any other repurchase of the Notes if Tyler elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if Tyler otherwise elects to unwind all or a portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Tyler’s common stock or the Notes, which could affect the ability to convert the Notes, and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the number of shares and value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The offer and sale of the Notes and any shares of common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act, or any other securities laws, and the Notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any shares of common stock issuable upon conversion of the Notes, nor will there be any offer, solicitation or sale of the Notes or any such shares, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of technology solutions purpose-built exclusively for the public sector. Tyler’s end-to-end solutions empower local, state, and federal government entities to operate efficiently and transparently with residents and each other. By connecting data and processes across disparate systems, Tyler’s solutions strengthen the core operations of government and help agencies turn insight into action for their communities. With nearly 47,000 successful installations across 15,000 locations, Tyler serves clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler has been recognized numerous times for growth and innovation, including on Government Technology’s GovTech 100 list.

Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the proposed offering and the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent Tyler’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those indicated in, or implied by, the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Tyler’s common stock and risks relating to Tyler’s business, including those described in periodic reports that Tyler files from time to time with the Securities and Exchange Commission. Tyler may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the Notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Tyler does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

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Contact: Jennifer Kepler
Tyler Technologies
972.713.3770
Media.team@tylertech.com

Source: Tyler Technologies
#TYL_Financial

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